NUMBER                                                             UNITS
U-__________


  SEE REVERSE FOR        COCONUT PALM ACQUISITION CORP.
CERTAIN DEFINITIONS


                                                                           CUSIP

      UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS EACH
                     TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT _____________________________________________________

is the owner of _________________________________________________________ Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Coconut Palm Acquisition Corp., a Delaware corporation (the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) ___________, 2006, and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2009, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2005, subject to earlier separation in the discretion of Morgan Joseph & Co. Inc. and EarlyBirdCapital, Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2005, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

     This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

     Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


By

                         COCONUT PALM ACQUISITION CORP.

                                    CORPORATE
--------------------------------    DELAWARE    --------------------------------
Chairman of the Board                 SEAL      Secretary
                                      2005

                         COCONUT PALM ACQUISITION CORP.

        The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common        UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT - as tenants by the entireties                    (Cust)         (Minor)
JT TEN -  as joint tenants with right        under Uniform Gifts to Minors
          of survivorship and not as         Act ______________
          tenants in common                         (State)

Additional Abbreviations may also be used though not in the above list.





                 FOR VALUE RECEIVED, ___________________________
                     HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------


--------------------------------------

--------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------  UNITS

REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

----------------------------------------------------------------------  ATTORNEY
TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED COMPANY WILL FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED
     --------------------

                        --------------------------------------------------------
                        NOTICE: The signature to this assignment must correspond
                                with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:


--------------------------------------------------------
THE  SIGNATURE(S)  SHOULD BE  GUARANTEED  BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS,  SAVINGS AND
LOAN  ASSOCIATIONS  AND CREDIT UNIONS WITH MEMBERSHIP IN
AN  APPROVED  SIGNATURE   GUARANTEE  MEDALLION  PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).